RCI Reports 3Q23 Results: Total Revenues $77.1M, GAAP EPS $0.96, Non-GAAP EPS $1.30
Conference Call on X (formerly Twitter) Spaces at 4:30 PM ET Today; Meet Management at 7 PM ET Tonight
HOUSTON—August 9, 2023—RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today reported results and filed its Form 10-Q for the fiscal 2023 third quarter ended June 30, 2023.

Summary Financials (in millions except EPS)	3Q23	3Q22	9M23	9M22
Total revenues	$77.1	$70.7	$218.5	$196.2
EPS	$0.96	$1.48	$2.91	$3.76
Non-GAAP EPS[1]	$1.30	$1.60	$3.80	$3.89
Net cash from operating activities	$15.3	$18.9	$47.0	$46.8
Free cash flow[1]	$14.3	$18.0[2]	$42.1	$44.4[2]
Net income attributable to RCIHH common stockholders	$9.1	$13.9	$27.1	$35.4
Adjusted EBITDA[1]	$22.7	$24.6	$64.8	$62.5
Weighted average shares used in computing EPS – basic and diluted	9.43	9.39	9.31	9.43
1 See “Non-GAAP Financial Measures” below
2 3Q22 and 9M22 free cash flow included receipt of $2.2M tax refund
Eric Langan, President and CEO of RCI Hospitality Holdings, Inc., said: “Third quarter revenues of $77.1 million increased 9.0% year over year, generating free cash flow of $14.3 million and adjusted EBITDA of $22.7 million. As a result, FCF and adjusted EBITDA margins were generally in line year-to-date with our respective 20% and 30% targets.
“It should be noted the year-ago quarter, aided by the end of Covid restrictions, had one of the highest levels of operating leverage that we have experienced the last five years which affects direct comparisons to 3Q23. Having said that, we do believe 3Q23 same store sales were held back by the increase in vacation travel, the extreme Texas heat, and economic uncertainty.”
“To date in 4Q23, we have repurchased 10,440 common shares for $725,423 or an average of $69.48 each. Currently, we still have $18.0 million in available stock repurchase authorization.”
“Later in 4Q23, we expect to open a new Bombshells in Stafford, TX. In FY24, we plan to relaunch a temporarily closed club and open two new clubs in Fort Worth and in Lubbock, TX. We are working on the launch of three new Bombshells in Lubbock and Rowlett, TX, and downtown Denver. We also hope to open our Rick’s Cabaret Steakhouse & Casino and Bombshells Sports Casino, both in Central City, CO, and we will continue to pursue new club acquisitions in FY24.”
Conference Call at 4:30 PM ET Today
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3Q23 Segments (Comparisons are to 3Q22 unless indicated otherwise)
•Nightclubs: Revenues were $62.4 million, an increase of 14.2%, primarily reflecting an increase from newly acquired and remodeled clubs, partially offset by a same-store sales decline.3 By revenue type, service increased 4.8%, alcoholic beverage 24.1%, and food, merchandise and other 17.7%. The year-over-year changes reflect in part the lower proportion of service revenues in the newly acquired Baby Dolls-Chicas Locas clubs sales mix as compared to Nightclubs average. Operating income was $20.4 million compared to $22.5 million or 32.7% of revenues compared to 41.1%. 3Q23 included higher impairment and amortization of SOB licenses. Non-GAAP operating income was $23.6 million compared to $23.3 million or 37.7% of revenues compared to 42.7%.
•Bombshells: Revenues were $14.4 million, a decline of 8.8%, primarily reflecting a decline in same-store sales, partially offset by an increase from newly acquired and opened units.3 By revenue type, food and merchandise fell 11.8% and alcoholic beverage decreased 7.7%. Operating income was $1.7 million compared to $3.1 million or 11.8% of revenues compared to 19.4%. Non-GAAP operating income was $1.8 million compared to $3.7 million or 12.8% of revenues compared to 23.6%. The change in Bombshells performance mainly reflects higher year-ago guest traffic and customer spending.
3See our July 11, 2023 news release on 3Q23 sales for more details
3Q23 Consolidated (Comparisons are to 3Q22 and % are of total revenues unless indicated otherwise)
•Operating margin was 20.1% compared to 29.0%. On a non-GAAP basis, it was 25.3% compared to 31.2%. The year-over-year difference reflects 3Q22’s unusually high operating leverage. Otherwise, 3Q23’s non-GAAP operating margin was in line with 1Q23’s 25.6% and 2Q23’s 26.6%.
•Interest expense was 5.6% compared to 4.3% as a result of higher average debt mostly from seller-financed promissory notes related to FY22-23 acquisitions.
•Weighted average shares outstanding increased 0.4% year over year due to shares used in the 2Q23 Baby Dolls-Chicas Locas acquisition.
•Debt: $243.8 million at 6/30/23 compared to $245.8 million at 3/31/23 primarily due to paydowns.
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:
•Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income from operations and operating margin: (a) amortization of intangibles, (b) impairment of assets, (c) gains or losses on sale of businesses and assets, (d) gains or losses on insurance, (e) settlement of lawsuits, and (f) stock-based compensation. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.
•Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We calculate non-GAAP net income and non-GAAP net income per diluted share by excluding or including certain items to net income attributable to RCIHH common stockholders and diluted earnings per share. Adjustment items are: (a) amortization of intangibles, (b) impairment of assets, (c) gains or losses on sale of businesses and assets, (d) gains or losses on insurance, (e) unrealized gains or losses on equity securities, (f) settlement of lawsuits, (g) gain on debt extinguishment, (h) stock-based compensation, and (i) the income tax effect of the above-described adjustments. Included in the income tax effect of the above adjustments is the net effect of the non-GAAP provision for income taxes, calculated at 21.6% and 21.6% effective tax rate of the pre-tax non-GAAP income before taxes for the nine months ended June 30, 2023 and 2022, respectively, and the GAAP income tax expense (benefit). We believe that excluding and including such items help management and investors better understand our operating activities.
•Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income attributable to RCIHH common stockholders: (a) depreciation and amortization, (b) income tax expense (benefit), (c) net interest expense, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, (f) unrealized gains or losses on equity securities, (g) impairment of assets, (h) settlement of lawsuits, (i) gain on debt extinguishment, and (j) stock-based compensation. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess our unleveraged performance return on our investments. Adjusted EBITDA is also the target benchmark for our acquisitions of nightclubs.

•We also use certain non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.
About RCI Hospitality Holdings, Inc. (Nasdaq: RICK) (X: @RCIHHinc)
With more than 60 locations, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in adult nightclubs and sports bars/restaurants. See all our brands at www.rcihospitality.com.
Forward-Looking Statements
This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company's actual results to differ materially from those indicated, including, but not limited to, the risks and uncertainties associated with (i) operating and managing an adult entertainment or restaurant business, (ii) the business climates in cities where it operates, (iii) the success or lack thereof in launching and building the company's businesses, (iv) cyber security, (v) conditions relevant to real estate transactions, (vi) the impact of the COVID-19 pandemic, and (vii) numerous other factors such as laws governing the operation of adult entertainment or restaurant businesses, competition and dependence on key personnel. For more detailed discussion of such factors and certain risks and uncertainties, see RCI's annual report on Form 10-K for the year ended September 30, 2022, as well as its other filings with the U.S. Securities and Exchange Commission. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.
Media & Investor Contacts
Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share, number of shares and percentage data)

	For the Three Months Ended				For the Nine Months Ended
	June 30, 2023		June 30, 2022		June 30, 2023		June 30, 2022
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$34,151	44.3%	$29,738	42.1%	$93,937	43.0%	$83,504	42.6%
Sales of food and merchandise	11,405	14.8%	11,574	16.4%	32,757	15.0%	33,628	17.1%
Service revenues	26,663	34.6%	25,444	36.0%	77,916	35.7%	67,821	34.6%
Other	4,836	6.3%	3,958	5.6%	13,930	6.4%	11,289	5.8%
Total revenues	77,055	100.0%	70,714	100.0%	218,540	100.0%	196,242	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	6,397	18.7%	5,177	17.4%	17,136	18.2%	14,907	17.9%
Food and merchandise sold	4,106	36.0%	3,959	34.2%	11,429	34.9%	11,756	35.0%
Service and other	26	0.1%	46	0.2%	91	0.1%	170	0.2%
Total cost of goods sold (exclusive of items shown below)	10,529	13.7%	9,182	13.0%	28,656	13.1%	26,833	13.7%
Salaries and wages	20,578	26.7%	17,387	24.6%	58,682	26.9%	50,422	25.7%
Selling, general and administrative	23,803	30.9%	19,572	27.7%	68,561	31.4%	56,495	28.8%
Depreciation and amortization	4,041	5.2%	2,565	3.6%	11,108	5.1%	7,636	3.9%
Other charges, net	2,589	3.4%	1,501	2.1%	5,693	2.6%	1,357	0.7%
Total operating expenses	61,540	79.9%	50,207	71.0%	172,700	79.0%	142,743	72.7%
Income from operations	15,515	20.1%	20,507	29.0%	45,840	21.0%	53,499	27.3%
Other income (expenses)
Interest expense	(4,316)	(5.6)%	(3,028)	(4.3)%	(11,680)	(5.3)%	(8,496)	(4.3)%
Interest income	87	0.1%	103	0.1%	268	0.1%	321	0.2%
Non-operating gains, net	—	—%	127	0.2%	—	—%	211	0.1%
Income before income taxes	11,286	14.6%	17,709	25.0%	34,428	15.8%	45,535	23.2%
Income tax expense	2,269	2.9%	3,767	5.3%	7,447	3.4%	10,056	5.1%
Net income	9,017	11.7%	13,942	19.7%	26,981	12.3%	35,479	18.1%
Net loss (income) attributable to noncontrolling interests	68	0.1%	(40)	(0.1)%	74	—%	(50)	—%
Net income attributable to RCIHH common shareholders	$9,085	11.8%	$13,902	19.7%	$27,055	12.4%	$35,429	18.1%

Earnings per share
Basic and diluted	$0.96		$1.48		$2.91		$3.76

Weighted average shares used in computing earnings per share
Basic and diluted	9,430,225		9,389,675		9,308,624		9,428,461

Dividends per share	$0.06		$0.05		$0.17		$0.14

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES
(in thousands, except per share and percentage data)

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Reconciliation of GAAP net income to Adjusted EBITDA
Net income attributable to RCIHH common stockholders	$9,085	$13,902	$27,055	$35,429
Income tax expense	2,269	3,767	7,447	10,056
Interest expense, net	4,229	2,925	11,412	8,175
Settlement of lawsuits	63	132	3,183	709
Impairment of assets	2,631	1,722	3,293	1,722
Gain on sale of businesses and assets	(105)	(266)	(692)	(666)
Gain on debt extinguishment	—	(53)	—	(138)
Unrealized loss on equity securities	—	—	—	1
Gain on insurance	—	(87)	(91)	(408)
Stock-based compensation	470	—	2,117	—
Depreciation and amortization	4,041	2,565	11,108	7,636
Adjusted EBITDA	$22,683	$24,607	$64,832	$62,516

Reconciliation of GAAP net income to non-GAAP net income
Net income attributable to RCIHH common stockholders	$9,085	$13,902	$27,055	$35,429
Amortization of intangibles	918	25	2,722	124
Settlement of lawsuits	63	132	3,183	709
Impairment of assets	2,631	1,722	3,293	1,722
Gain on sale of businesses and assets	(105)	(266)	(692)	(666)
Gain on debt extinguishment	—	(53)	—	(138)
Unrealized loss on equity securities	—	—	—	1
Gain on insurance	—	(87)	(91)	(408)
Stock-based compensation	470	—	2,117	—
Net income tax effect	(812)	(312)	(2,258)	(59)
Non-GAAP net income	$12,250	$15,063	$35,329	$36,714

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share
Diluted shares	9,430,225	9,389,675	9,308,624	9,428,461
GAAP diluted earnings per share	$0.96	$1.48	$2.91	$3.76
Amortization of intangibles	0.10	0.00	0.29	0.01
Settlement of lawsuits	0.01	0.01	0.34	0.08
Impairment of assets	0.28	0.18	0.35	0.18
Gain on sale of businesses and assets	(0.01)	(0.03)	(0.07)	(0.07)
Gain on debt extinguishment	0.00	(0.01)	0.00	(0.01)
Unrealized loss on equity securities	0.00	0.00	0.00	0.00
Gain on insurance	0.00	(0.01)	(0.01)	(0.04)
Stock-based compensation	0.05	0.00	0.23	0.00
Net income tax effect	(0.09)	(0.03)	(0.24)	(0.01)
Non-GAAP diluted earnings per share	$1.30	$1.60	$3.80	$3.89

Reconciliation of GAAP operating income to non-GAAP operating income
Income from operations	$15,515	$20,507	$45,840	$53,499
Amortization of intangibles	918	25	2,722	124
Settlement of lawsuits	63	132	3,183	709
Impairment of assets	2,631	1,722	3,293	1,722
Gain on sale of businesses and assets	(105)	(266)	(692)	(666)
Gain on insurance	—	(87)	(91)	(408)
Stock-based compensation	470	—	2,117	—
Non-GAAP operating income	$19,492	$22,033	$56,372	$54,980

Reconciliation of GAAP operating margin to non-GAAP operating margin
Income from operations	20.1%	29.0%	21.0%	27.3%
Amortization of intangibles	1.2%	0.0%	1.2%	0.1%
Settlement of lawsuits	0.1%	0.2%	1.5%	0.4%
Impairment of assets	3.4%	2.4%	1.5%	0.9%
Gain on sale of businesses and assets	(0.1)%	(0.4)%	(0.3)%	(0.3)%
Gain on insurance	0.0%	(0.1)%	0.0%	(0.2)%
Stock-based compensation	0.6%	0.0%	1.0%	0.0%
Non-GAAP operating margin	25.3%	31.2%	25.8%	28.0%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$15,320	$18,893	$47,004	$46,754
Less: Maintenance capital expenditures	1,064	869	4,949	2,385
Free cash flow	$14,256	$18,024	$42,055	$44,369

RCI HOSPITALITY HOLDINGS, INC.
SEGMENT INFORMATION
(in thousands)

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenues
Nightclubs	$62,449	$54,684	$175,805	$149,639
Bombshells	14,397	15,789	42,143	45,893
Other	209	241	592	710
	$77,055	$70,714	$218,540	$196,242

Income (loss) from operations
Nightclubs	$20,392	$22,459	$61,127	$60,321
Bombshells	1,701	3,065	5,323	9,335
Other	(300)	(82)	(653)	(159)
Corporate	(6,278)	(4,935)	(19,957)	(15,998)
	$15,515	$20,507	$45,840	$53,499

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP SEGMENT INFORMATION
($ in thousands)

	For the Three Months Ended June 30, 2023					For the Three Months Ended June 30, 2022
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$20,392	$1,701	$(300)	$(6,278)	$15,515	$22,459	$3,065	$(82)	$(4,935)	$20,507
Amortization of intangibles	624	81	208	5	918	23	1	—	1	25
Settlement of lawsuits	57	6	—	—	63	124	8	—	—	132
Impairment of assets	2,631	—	—	—	2,631	1,072	650	—	—	1,722
Loss (gain) on sale of businesses and assets	(153)	50	—	(2)	(105)	(264)	—	—	(2)	(266)
Gain on insurance	—	—	—	—	—	(87)	—	—	—	(87)
Stock-based compensation	—	—	—	470	470	—	—	—	—	—
Non-GAAP operating income (loss)	$23,551	$1,838	$(92)	$(5,805)	$19,492	$23,327	$3,724	$(82)	$(4,936)	$22,033

GAAP operating margin	32.7%	11.8%	(143.5)%	(8.1)%	20.1%	41.1%	19.4%	(34.0)%	(7.0)%	29.0%
Non-GAAP operating margin	37.7%	12.8%	(44.0)%	(7.5)%	25.3%	42.7%	23.6%	(34.0)%	(7.0)%	31.2%

	For the Nine Months Ended June 30, 2023					For the Nine Months Ended June 30, 2022
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$61,127	$5,323	$(653)	$(19,957)	$45,840	$60,321	$9,335	$(159)	$(15,998)	$53,499
Amortization of intangibles	1,880	500	329	13	2,722	117	5	—	2	124
Settlement of lawsuits	3,174	9	—	—	3,183	578	18	—	113	709
Impairment of assets	3,293	—	—	—	3,293	1,072	650	—	—	1,722
Loss (gain) on sale of businesses and assets	(734)	66	—	(24)	(692)	(344)	17	—	(339)	(666)
Gain on insurance	(48)	—	—	(43)	(91)	(408)	—	—	—	(408)
Stock-based compensation	—	—	—	2,117	2,117	—	—	—	—	—
Non-GAAP operating income (loss)	$68,692	$5,898	$(324)	$(17,894)	$56,372	$61,336	$10,025	$(159)	$(16,222)	$54,980

GAAP operating margin	34.8%	12.6%	(110.3)%	(9.1)%	21.0%	40.3%	20.3%	(22.4)%	(8.2)%	27.3%
Non-GAAP operating margin	39.1%	14.0%	(54.7)%	(8.2)%	25.8%	41.0%	21.8%	(22.4)%	(8.3)%	28.0%

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$9,017	$13,942	$26,981	$35,479
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,041	2,565	11,108	7,636
Impairment of assets	2,631	1,722	3,293	1,722
Deferred income tax benefit	(790)	(409)	(790)	(409)
Stock-based compensation	470	—	2,117	—
Loss (gain) on sale of businesses and assets	(183)	(574)	(872)	(1,282)
Unrealized loss on equity securities	—	—	—	1
Amortization of debt discount and issuance costs	162	63	453	199
Gain on debt extinguishment	—	—	—	(83)
Noncash lease expense	763	487	2,226	1,725
Gain on insurance	—	(87)	(91)	(408)
Doubtful accounts expense on notes receivable	—	700	—	753
Changes in operating assets and liabilities:
Accounts receivable	772	2,346	1,480	3,411
Inventories	—	(216)	79	(492)
Prepaid expenses, other current and other assets	2,103	2,089	(3,602)	(3,271)
Accounts payable, accrued and other liabilities	(3,666)	(3,735)	4,622	1,773
Net cash provided by operating activities	15,320	18,893	47,004	46,754
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of businesses and assets	1	1,701	2,811	4,611
Proceeds from insurance	—	30	91	515
Proceeds from notes receivable	57	45	170	127
Payments for property and equipment and intangible assets	(9,029)	(3,183)	(29,919)	(17,173)
Acquisition of businesses, net of cash acquired	—	(5,000)	(30,200)	(44,302)
Net cash used in investing activities	(8,971)	(6,407)	(57,047)	(56,222)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt obligations	—	78	11,595	35,820
Payments on debt obligations	(4,950)	(3,424)	(11,431)	(10,714)
Purchase of treasury stock	—	(9,212)	(98)	(12,057)
Payment of dividends	(565)	(468)	(1,580)	(1,322)
Payment of loan origination costs	(34)	(27)	(239)	(445)
Share in return of investment by noncontrolling partner	—	—	(600)	—
Net cash provided by (used in) financing activities	(5,549)	(13,053)	(2,353)	11,282
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	800	(567)	(12,396)	1,814
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	22,784	38,067	35,980	35,686
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$23,584	$37,500	$23,584	$37,500

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2023	September 30, 2022	June 30, 2022
ASSETS
Current assets
Cash and cash equivalents	$23,584	$35,980	$37,500
Accounts receivable, net	7,433	8,510	3,955
Current portion of notes receivable	244	230	226
Inventories	4,571	3,893	3,749
Prepaid expenses and other current assets	5,028	1,499	4,475
Assets held for sale	—	1,049	6,989
Total current assets	40,860	51,161	56,894
Property and equipment, net	277,530	224,615	208,710
Operating lease right-of-use assets, net	35,683	37,048	37,753
Notes receivable, net of current portion	4,507	4,691	4,750
Goodwill	78,684	67,767	61,399
Intangibles, net	181,262	144,049	130,585
Other assets	1,581	1,407	2,088
Total assets	$620,107	$530,738	$502,179

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$7,762	$5,482	$5,767
Accrued liabilities	17,732	11,328	12,888
Current portion of debt obligations, net	23,824	11,896	12,295
Current portion of operating lease liabilities	2,923	2,795	2,730
Total current liabilities	52,241	31,501	33,680
Deferred tax liability, net	30,146	30,562	24,074
Debt, net of current portion and debt discount and issuance costs	219,999	190,567	175,670
Operating lease liabilities, net of current portion	35,941	36,001	36,719
Other long-term liabilities	355	349	351
Total liabilities	338,682	288,980	270,494

Commitments and contingencies

Equity
Preferred stock	—	—	—
Common stock	94	92	93
Additional paid-in capital	82,091	67,227	68,342
Retained earnings	199,425	173,950	163,800
Total RCIHH stockholders' equity	281,610	241,269	232,235
Noncontrolling interests	(185)	489	(550)
Total equity	281,425	241,758	231,685
Total liabilities and equity	$620,107	$530,738	$502,179